Exhibit 99.3

TOWER BANCORP, INC.

NOTICE TO PARTICIPANTS

IN THE GRAYSTONE TOWER BANK

EMPLOYEES’ STOCK OWNERSHIP PLAN (THE “PLAN”)

OF THE

SPECIAL MEETING OF TOWER BANCORP, INC. SHAREHOLDERS

ON

NOVEMBER 16, 2011

Dear Plan Participants:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of TOWER BANCORP, INC. (the “Company”) will be held on Wednesday, November 16, 2011, at 9:00 a.m., local time, at the West Shore Country Club, 100 Brentwater Road, Camp Hill, Pennsylvania 17011, for the purposes set forth in the enclosed Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, including to approve and adopt the Agreement and Plan of Merger, dated as of June 20, 2011, by and between the Company and Susquehanna Bancshares, Inc. (“Susquehanna”), as amended, which provides, among other things, for the merger of the Company with and into Susquehanna, and the conversion of each share of Company common stock outstanding immediately prior to the merger into the right to receive either 3.4696 shares of Susquehanna common stock or $28.00, subject to proration so that $88 million of the merger consideration is paid in cash.

Each Participant in the Plan who has shares of common stock of the Company allocated to his or her Plan account at the close of business on September 21, 2011, the record date for the Special Meeting, is entitled to direct the Trustees of the Plan how such shares are to be voted. The Trustees will be responsible for voting such shares either in person or by proxy.

Enclosed herewith is a Voting Instruction Card for you to use to direct the voting of the shares of the common stock of the Company which are allocated to your Plan account as of September 21, 2011. PLEASE COMPLETE, SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE, to be received no later than November 10, 2011, in order to ensure that your shares are voted by the Trustees. You may also vote your shares over the Internet or by telephone by following the enclosed voting instructions.

We encourage each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the shares allocated to your Plan account will generally not be voted by the Trustees. While we hope that you will vote in the manner recommended by the board of directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Paul Barber, Trustee
October 3, 2011	John Finley, Trustee
Jeffrey Renninger, Trustee

GRAYSTONE TOWER BANK

EMPLOYEES’ STOCK OWNERSHIP PLAN (the “Plan”)

VOTING INSTRUCTION CARD FOR

SPECIAL MEETING OF SHAREHOLDERS OF TOWER BANCORP, INC.

NOVEMBER 16, 2011

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Voting Instruction Card, when properly executed, will direct the Trustees of the Plan how to vote the shares of common stock of Tower Bancorp, Inc. allocated to the undersigned’s Plan account. If this Voting Instruction Card is signed and returned, but no directions are given with respect to the proposals, the return of the signed Voting Instruction Card will be deemed an instruction to the Trustee to vote the undersigned’s Plan shares “FOR” Proposals 1, 2 and 3.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 2011. The Joint Proxy Statement/Prospectus and proxy card are available at: http://www.cfpproxy.com/4431sm.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE

(Continued, and to be marked, dated and signed, on the other side)

À             FOLD AND DETACH HERE             À

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

TOWER BANCORP, INC. – SPECIAL MEETING, NOVEMBER 16, 2011

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/4431sm

You can vote in one of three ways:

1.	Call toll free 1-866-214-3791 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/tobc and follow the instructions.

or

3.	Mark, sign and date your voting instruction card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

4431/7642

z			VOTING INSTRUCTION CARD		{
	X	PLEASE MARK VOTES AS IN THIS EXAMPLE	GRAYSTONE TOWER BANK	Tower Bancorp, Inc.
			EMPLOYEES’ STOCK OWNERSHIP PLAN (the “Plan”)	Special Meeting of Shareholders
NOVEMBER 16, 2011

		For	Against	Abstain	For	Against	Abstain

	Proposal 1 – Approval and adoption of the Agreement and Plan of Merger, dated as of June 20, 2011, by and between Tower Bancorp, Inc. (“Tower”) and Susquehanna Bancshares, Inc. (“Susquehanna”), as amended, which provides, among other things, for the merger of Tower with and into Susquehanna, and the conversion of each share of Tower common stock outstanding immediately prior to the merger into the right to receive either 3.4696 shares of Susquehanna common stock or $28.00, subject to proration so that $88 million of the merger consideration is paid in cash.	☐	☐	☐

Proposal 2 – Approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement.

Proposal 3 – Approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of Tower in connection with the merger.

					☐ For ☐	☐ Against ☐	☐ Abstain ☐
The board of directors recommends a vote FOR Proposals 1, 2 and 3.
					PLEASE CHECK IF YOU PLAN TO ATTEND THEg SPECIAL MEETING.		☐
					Mark here for address change and note change		☐
The Trustees shall vote the undersigned’s Plan shares in their discretion on such other matters as may properly come before the Special Meeting.

The undersigned’s voting instructions shall apply to the Special Meeting of Shareholders of Tower Bancorp, Inc. scheduled to be held on November 16, 2011, and any postponements or adjournments thereof. The Trustees may vote in person or by proxy.

The undersigned hereby acknowledges receipt of the Joint Proxy Statement/Prospectus dated October 3, 2011.

	Please be sure to date and sign this voting instruction card in the box below.	Date
	Sign above	Co-holder (if any) sign above

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW						y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

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VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.   By Mail;

2.   By Telephone (using a Touch-Tone Phone); or

3.   By Internet.

A telephone or Internet vote authorizes the trustees to vote your shares in the same manner as if you marked, signed, dated and returned this voting instruction card. Please note telephone and Internet votes must be cast prior to the end of the business day, November 10, 2011. It is not necessary to return this voting instruction card if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
the end of the business day, November 10, 2011:	the end of the business day, November 10, 2011 go to:
1-866-214-3791	https://www.proxyvotenow.com/tobc

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS:	http://www.cfpproxy.com/4431sm

Your vote is important!